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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported): September 15, 1999



                         PROVIDENT AMERICAN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


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
             Pennsylvania                              0-13591                              23-2214195
    -------------------------------            -----------------------         -----------------------------------
    (State or other jurisdiction of            (Commission File Number)        (I.R.S. Employer Identification No.)
            incorporation)
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                2500 DeKalb Pike, Norristown, Pennsylvania 19404
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)


Registrant's telephone number, including area code:  (610) 279-2500


Former name, former address, and former fiscal year, if changed since last report: N/A


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Item 5.  Other Matters.
         --------------

         The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the Consolidated Financial Statements of the Provident American Corporation ("Provident") and its subsidiaries, and the notes thereto, appearing in Provident's reports filed with the Securities and Exchange Commission ("SEC"). Except for the historical information contained herein, this Current Report on Form 8-K, may contain certain forward-looking statements regarding Provident's business and prospects that are based upon numerous assumptions about future conditions which may ultimately prove to be inaccurate and actual events and results may materially differ from anticipated results described in such statements. Such forward-looking statements involve risks and uncertainties, such as historical and anticipated losses; uncertainty of future results, new business challenges, risks associated with brand development, competition, funding; need for additional capital, management of potential growth; new management team, dependence on key personnel, dependence on the Internet, dependence on strategic alliances with Internet providers, liability for information retrieved from the Internet, uncertain acceptance of the Internet as a medium for health insurance sales, risk capacity constrains; reliance on internally developed systems; system development risks, dependence on third party systems, rapid technological change, risk of system failure, A.M. Best's insurance ratings, dependence on key suppliers of insurance products, dependence upon third party claims administration services, changes in the insurance industry, insurance industry factors, health care reform legislation, government regulation and legal uncertainties, potential conflicts of interest, risk associated with the Year 2000 and absence of dividends. Any one or a combination of these factors could have a material adverse effect on Provident's business, financial condition and results of operations. These forward-looking statements represent Provident's judgment as of the date of this report. Provident disclaims, however, any intent or obligation to update these forward-looking statements.

         The following represents only summaries of the documents referred to under Item 7 hereof, and attached as exhibits hereto. Accordingly, this information is qualified in its entirety by those documents. All defined terms not otherwise defined herein are as defined in the Transaction Documents (as defined herein), copies of which are filed as exhibits hereto.

General
-------

         On September 15, 1999 Provident American Corporation (the "Company"), pursuant to a securities purchase agreement (the "Securities Purchase Agreement"), completed a $27.5 million private placement transaction (the "Transaction"). In the Transaction, the Company issued 2% coupon convertible debentures due September 14, 2002 (the "Debentures"), convertible into 1,352,015 of the Company's common stock (the "Common Stock"), at a conversion price of $20.34 per share (the "Conversion Price"), which represented a 15% premium over the average of the closing price of $18.00 per share on September 13, 1999 and $17.375 per share on September 14, 1999. As part of the Transaction, the Company issued to the Purchasers warrants to purchase 202,802 shares of its Common Stock at an exercise price equal to the Conversion Price ($20.34 per share) (the "Warrants"). The Warrants have a term of five years.


                                       2
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         Also, as part of the Transaction the Purchasers listed on Schedule 1 to the Securities Purchase Agreement and the Company executed a Registration Rights Agreement. The Debentures, Warrants, Securities Purchase Agreement and Registration Rights Agreement documents are hereinafter sometimes referred to as the "Transaction Documents."

Securities Purchase Agreement
-----------------------------

         In addition to the terms previously summarized, the Securities Purchase Agreement also includes warranties, representations, covenants and conditions of closing of the parties which are typically included in agreements of this type. The securities issued pursuant to this Transaction are exempt from the registration requirements of the Securities Exchange Act of 1933 (the "Securities Act"), as provided under Rule 506 and under Section 4(2) of the Securities Act.

2% Convertible Debenture
------------------------

         The Debentures bear interest at the rate of 2% per annum, payable in cash or equivalent value of the Company's Common Stock, semi annually on January 1 and July 1 (the "Interest Payment Date") of each year, beginning on January 1, 2000. Accrued, unpaid and past due amounts bear interest at the rate of 15% per annum (the "Default Rate").

         Interest due on the principal (but not interest overdue for more than five days), may be paid in shares of the Company's Common Stock calculated based upon the average price as of the applicable Interest Payment Date. Except with respect to overdue interest it is assumed that the Company will make all payments of interest in Common Stock, unless the Company notifies the holder in writing otherwise.

         The Company may not issue shares of Common Stock in payment of interest if, among other things: (i) there is an insufficient number of shares of Common Stock to pay the interest or there is an insufficient number of shares for issue for full conversion of all of the Debentures issued pursuant to the Securities Purchase Agreement; (ii) the shares are not registered for resale or freely transferable; (iii) the shares are neither listed nor quoted on the Nasdaq; (iv) the issuance of the shares would result in the recipient beneficially owning more than 9.99% of the issued and outstanding shares of Common Stock; and (v) an Event of Default (as defined below) has occurred, is continuing, or will occur.

         Pursuant to the Debentures, an Event of Default is defined as one or more of the following events: (a) a default in payment of interest or principal on the Debentures; (b) a failure of the Company to observe or perform any of the covenants or agreements in the Debentures, the Securities Purchase Agreement or the Registration Rights Agreement; (c) with respect to any issuance of debt with an outstanding principal amount of $1,000,000 or greater, a default which has caused the holder of the debt to declare such debt to be due prior to its maturity; (d) the entry of one or more judgments or orders against the Company for payments in excess of $1,000,000 in the aggregate; (e) the entry of a decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law; (f) the commencement of a voluntary case under any applicable bankruptcy, insolvency or other similar law; (g) any representation or warranty made by the Company in the Securities Purchase Agreement which proves to have been incorrect in any material respect when made; (h) the Common Stock is delisted from Nasdaq, or suspended from trading on Nasdaq; (i) the registration statement for the shares of Common Stock issuable upon conversion of the Debentures shall not have been declared effective by the Securities and Exchange Commission on or before the 30th day after the Effectiveness Date (as defined in the Registration Rights Agreement); (j) a change of control occurs and the obligations of the Company under the Debentures are neither fully assumed by the controlling entity nor fully discharged or accounted; (k) the Company fails to issue shares of Common Stock after the holder delivers a notice of conversion. Upon occurrence of an Event of Default other than an Event of Default listed in Sections (e) and (f) listed above, the holder of the Debentures may declare the entire principal amount of the Debentures and any interest accrued thereon due and payable immediately.

         The Conversion Price is subject to adjustment from time to time. The adjustments include but are not limited to the following: (a) if the Company pays a stock dividend, combines its Common Stock, or issues by reclassification of shares of Common Stock any capital stock; (b) if the Company issues rights, options, warrants or other securities to all of the holders of Common Stock which allows them to acquire shares of Common Stock for no consideration or at a price per share less than the Conversion Price; (c) if the Company distributes to all of the holders of Common Stock evidence of the Company's indebtedness or assets or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or to otherwise acquire any security; (d) if any event occurs that is not expressly provided for by the above mentioned provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures. Certain events are excluded from these adjustments.

         In addition, if the Company takes certain actions while the Debentures are outstanding, the holder has the right to amend the issuance terms in the Debentures. These actions include the Company issuing or selling any shares of Common Stock for a price per share less than the Conversion Price. The following are exceptions to the anti-dilution provision: (i) securities issued in the Transaction; (ii) shares of Common Stock issued by the Company in connection with an Approved Stock Plan (as defined); (iii) shares of Common Stock issuable upon the exercise of certain options or warrants; (iv) shares of Common Stock issued as consideration for a Company acquisition; or (v) a merger or reorganization involving HealthAxis.com, Inc. and the Company.

                                       4
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         In the event of a default, the Company will be required to pay a sum comprised of the Mandatory Prepayment Amount (as defined), and the holder's reasonable costs of collection. The Mandatory Prepayment Amount, at the holder's option, is equal to (i) the sum of 100% of the principal amount of the Debenture to be prepaid plus cost, interest, expenses and liquidated damages; or in the event of certain defaults, (ii) the sum of the principal amount of the Debenture to be prepaid, plus all accrued and unpaid interest thereon, divided by either of the lesser of the Conversion Price or the Average Price on the Trading Date immediately prior to the date the Mandatory Prepayment Amount is paid in full, multiplied by the Per Share Market Value on the Trading Date immediately prior to the date the Mandatory Prepayment is paid in full and all other amounts, costs, interest, expenses and liquidated damages due in respect to the principal amount.

Warrants
--------

         The Company issued Warrants to purchase 202,802 shares of Common Stock at an exercise price equal to $20.34 per share, which is equivalent to the Conversion Price. The term of the Warrants is five years and they are subject to similar anti-dilution adjustments as are contained in the Debentures.

Registration Rights Agreement
-----------------------------

         The Company is required to file a Form S-3 Registration Statement to cover all Registrable Securities (as defined) to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415 of the Securities Act. Subject to certain limitations the registration statement should remain effective until four years from the date the registration statement is declared effective by the Securities and Exchange Commission. There is also a one time Underwritten Registration obligation.

         If at any time the Registrable Securities are not covered by an effective registration statement, and the Company files a registration statement relating to an offering of its equity securities, the Company is required to notify the holders of Registrable Securities of the filing and will use reasonable efforts to effect piggy-back registration of the Registrable Securities requested to be registered by the holder, subject to certain existing piggy-back rights.

         In the event the Company does not fulfill obligations under this agreement, it is subject to certain financial penalties.

         The Company is responsible for all fees and expenses related to the Shelf registration statement, except for the holders' legal fees other than fees. The Purchasers are responsible for all fees and expenses relating to an Underwritten Offering.

Other
-----

         In a separate but related transaction Alvin H. Clemens, Chairman of the Company, among other things, has assigned to the Company options to purchase 202,802 shares of Common Stock. The net result of this assignment is that the number of Warrants issued in the Transaction to the Purchasers is equal to the number of options retired by Mr. Clemens. The exercise prices of the options retired range from $3.64 to $8.75 per share and have a weighted average price per share of $4.56 while the exercise price of the Warrants issued pursuant to this Transaction is $20.34 per share.

                                       5
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Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(a)      Financial Statements of business acquired.

         Not applicable.

(b)      Proforma Financial Information.

         Not applicable.

(c)      Exhibits.

         1. Securities Purchase Agreement between the Company and the Purchasers dated September 14, 1999.

         2. Registration Rights Agreement between the Company and the Purchasers dated September 14, 1999.

         3. Form of Debenture issued by the Company to the Purchasers dated September 14, 1999.

         4. Form of Warrant issued by the Company to the Purchasers dated September 14, 1999.

         5. Letter Agreement between the Company and Alvin H. Clemens dated September 9, 1999.


                                       6

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PROVIDENT AMERICAN CORPORATION



Date: September 22, 1999            By:  /s/ Francis L. Gillan III
                                         ---------------------------------
                                             Francis L. Gillan III
                                             Chief Financial Officer and
                                             Treasurer




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